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                                                                  Exhibit 5(a)

                                                      January 26, 1998

Fleet Financial Group, Inc.
One Federal Street
Boston, MA 02110

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 filed by Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet") and Fleet Capital Trust III, a Delaware business trust (the "Trust"), with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) preferred securities of the Trust (the "Preferred Securities") and (ii) subordinated debt securities of Fleet (the "Subordinated Debt Securities"). The Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933 and General Instruction IV of Form S-3 and relates to the Registration Statement on Form S-3 (Registration No. 333-15435) filed by Fleet, the Trust and certain other capital trusts (the "Original Registration Statement"). The Subordinated Debt Securities will be issued in accordance with the provisions of an indenture (the "Indenture") dated December 11, 1996 between Fleet and the First National Bank of Chicago, as trustee (the "Trustee"), the form of which is incorporated by reference into the Registration Statement. The Preferred Securities will be guaranteed by Fleet in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantees"), the form of which is incorporated by reference into the Registration Statement.

     We have served as counsel for Fleet and the Trust and in so acting, we have examined the following documents and records:

     (1) The Registration Statement;

     (2) The Original Registration Statement, including the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") contained therein and all Exhibits filed thereto;

     (3) The Indenture;

     (4) The form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities;

     (5) The form of Subordinated Debt Security;

     (6) The form of Preferred Securities Guarantee; and


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Fleet Financial Group, Inc.
January 26, 1998

     (7) All corporate minutes and proceedings of Fleet relating to the issuance of the Preferred Securities and the Subordinated Debt Securities.

    We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of the Subordinated Debt Securities and the execution of the Preferred Securities Guarantee. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We also are familiar with the additional proceedings proposed to be taken by Fleet in connection with the authorization, registration, issuance and sale of the Subordinated Debt Securities and the execution of the Preferred Securities Guarantee, and have assumed that all documents relating thereto are duly executed and delivered in substantially the forms reviewed by us. As to all questions of fact material to this opinion that have not been independently established, we have replied upon certificates or comparable documents of officers and representatives of Fleet and the Trust.

     We express no opinion with respect to matters involving the Delaware Business Trust Act, as amended, and the rules and regulations thereunder.

     Based on the foregoing, and subject to the qualifications stated herein, it is our opinion that:

    1. The Subordinated Debt Securities have been duly and validly authorized by Fleet and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture, will constitute legal, valid and binding obligations of Fleet, entitled to the benefits of the Indenture and enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto. We express no opinion as to the availability of equitable remedies.

    2. The Preferred Securities Guarantees have been duly and validly authorized by Fleet and, when executed and delivered by Fleet, will constitute the legal, valid and binding obligations of Fleet except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally. We express no opinion as to the availability of equitable remedies.

                                     2
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Fleet Financial Group, Inc.
January 26, 1998



     We are qualified to practice law in the State of Rhode Island and we do not purport to express any opinion herein concerning any law other than the laws of the State of Rhode Island and the federal law of the United States.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

     V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of Fleet.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus which is part of the Registration Statement.


                                        Very truly yours,


                                        /s/ Edwards & Angell
                                        --------------------
                                             Edwards & Angell